UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 16, 2015

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 16, 2015, VistaGen Therapeutics, Inc., a clinical-stage biopharmaceutical company (the "Company"), issued a press release announcing that pre-clinical data on its lead pipeline candidate, AV-101 - an orally-available new generation prodrug candidate for Major Depressive Disorder ("MDD") and other CNS related indications - will be published in the October 2015 issue of the peer-reviewed, Journal of Pharmacology and Experimental Therapeutics, in an article entitled, "The prodrug 4-chlorokynurenine causes ketamine-like antidepressant effects, but not side effects,by NMDA/glycineB-site inhibition."

In July 2015, VistaGen received clearance from the U.S. Food and Drug Administration ("FDA") and the U.S. National Institutes of Health ("NIH") to initiate an NIH-funded Phase 2 clinical study of AV-101 in subjects with treatment-resistant MDD. The Principal Investigator of this study is Dr. Carlos Zarate, Jr., Chief of Experimental Medicine at the NIMH. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   September 18, 2015
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	VistaGen Therapeutics, Inc. Press Release issued on September 16, 2015.